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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                       S&P MANAGED FUTURES INDEX FUND, LP
             (Exact name of registrant as specified in its charter)

                  DELAWARE                                   90-0080448
  (State of incorporation or organization)                (I.R.S. Employer
                                                         Identification No.)

                                  DENNIS KLEJNA
                          C/O REFCO FUND HOLDINGS, LLC
                           550 W. JACKSON, SUITE 1300
                             CHICAGO, ILLINOIS 60661
                                 (312) 788-2000
               (Address of principal executive offices) (Zip Code)

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. / /

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. /X/

  Securities Act Registration Statement file number to which this form relates:
                                   333-107357

        Securities to be registered pursuant to Section 12(b) of the Act:
                                      NONE

        Securities to be registered pursuant to Section 12(g) of the Act:
                  CLASS A UNITS OF LIMITED PARTNERSHIP INTEREST
                  CLASS B UNITS OF LIMITED PARTNERSHIP INTEREST

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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The securities to be registered hereby are (1) the Class A Units of limited partnership interest (the "Class A Units") of S&P Managed Futures Index Fund, LP (the "Fund") and (2) the Class B Units of limited partnership interest (the "Class B Units") of the Fund. The description of the Class A Units and the Class B Units contained in the Registration Statement on Form S-1 (Registration No. 333-107357) of the Fund, filed with the Securities and Exchange Commission on July 25, 2003, as amended from time to time (the "Registration Statement"), is hereby incorporated herein by reference. Any form of prospectus or prospectus supplement or any amendment to the Registration Statement that includes such description(s) and that are subsequently filed by the Fund are hereby incorporated herein by reference.

ITEM 2. EXHIBITS.

  EXHIBIT
   NUMBER                                   DESCRIPTION OF DOCUMENT
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
        3.1*   Certificate of Limited Partnership of Registrant.

        3.2*   Form of Amended and Restated Limited Partnership Agreement of Registrant (included as Exhibit A to the Prospectus).

       10.1*   Form of Subscription Agreement (included as Exhibit B to the Prospectus).

       10.5*   Alternate Form of Subscription Agreement.

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*    Incorporated by reference to the corresponding exhibit filed with the
     Registration Statement.

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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       S&P MANAGED FUTURES INDEX FUND, LP

                                       BY:   REFCOFUND HOLDINGS, LLC,
                                               ITS GENERAL PARTNER

Date: January 29, 2004                 By:   /s/  Richard C. Butt
                                             ----------------------------------
                                             Richard C. Butt
                                             President

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